Exhibit 99.1

Open Energy Corporation Appoints Dalton W. Sprinkle

as General Counsel and Corporate Secretary

SOLANA BEACH, Calif.—January 18, 2008—Open Energy Corporation (OTC BB: OEGY), a renewable energy company focused on the development and commercialization of a portfolio of solar technologies, today announced that it has appointed Dalton W. Sprinkle as its General Counsel and Corporate Secretary effective as of January 15, 2007.  Mr. Sprinkle previously served on the Company’s Board of Directors and as a member of its audit and governance committees, positions that he resigned effective as of his appointment as an officer of the Company.

“Dalton has been a tremendous asset to our board and we are very pleased to now have him as a part of our senior management team,” commented David Saltman, Chairman and CEO of Open Energy Corporation. “Dalton’s legal and business background will enable him to play an important role in our current and future initiatives.”

Mr. Sprinkle was previously the President and Chief Executive Officer and a director of Integrated Dental Solutions, Inc., an international dental services company headquartered in San Diego.   Prior to joining Integrated Dental Solutions, Mr. Sprinkle was special counsel at Sheppard Mullin Richter & Hampton LLP, where he counseled public and private companies on a wide range of business and legal issues. Mr. Sprinkle brings with him years of experience assisting companies in structuring and executing complex financing and merger and acquisition transactions, as well as providing day-to-day counseling on the myriad issues facing companies in all stages of the corporate life cycle-from start-ups seeking seed or venture capital financing to mature operating companies in connection with public offerings and other transactions. Mr. Sprinkle has developed particular expertise in counseling public companies on securities and corporate governance issues.

John Hart, the Company’s previous General Counsel and Secretary, resigned from such positions effective as of January 15, 2008.  Mr. Hart has agreed to continue to assist the company with legal matters.  “On behalf of the entire Open Energy team, I would like to thank John for his service to the Company, and are pleased that he has agreed to continue to assist us as outside legal counsel,” remarked Saltman.

About Open Energy Corporation

Open Energy Corporation is a renewable energy company focused on the development and commercialization of a portfolio of solar technologies capable of delivering cost-competitive power and related commodities on a global basis. Open Energy offers award-winning, building-integrated photovoltaic (PV) roofing systems for residential and commercial customers. Marketed under the trade name SolarSave® the product line includes tiles, membranes, and architectural glass. The Company’s mission is to harness the power of the sun to deliver complete renewable energy solutions to its customers. For more information on Open Energy Corporation, please visit www.openenergycorp.com.

Safe Harbor for Forward-Looking Statements

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Open Energy to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, customer demand for its products, the execution of definitive agreements related to the transactions described within this release, the ability of either or both parties to perform under such definitive agreements, the Company and its vendors’ ability to scale up manufacturing to meet demand, and other factors over which Open Energy has little or no control. Open Energy undertakes no obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under applicable law.

CONTACT:

David Saltman

Chairman and Chief Executive Officer

Open Energy Corporation

858.794.8800

John Mills

Senior Managing Director

ICR, Inc.

310-954-1100

SOURCE: Open Energy Corporation